Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated February 17, 2005, relating to the financial statements and financial highlights appearing in the December 31, 2004 Annual Report to Shareholders of the Columbia High Yield Fund, Variable Series, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings of “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of Columbia High Yield Fund, Variable Series dated May 1, 2005, which have also been incorporated by reference into the Registration Statement.

Boston, Massachusetts

December 23, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated February 18, 2005 relating to the financial statements and financial highlights appearing in the December 31, 2004 Annual Report to Shareholders of Nations High Yield Bond Portfolio, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings of “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of Nations High Yield Bond Portfolio dated May 1, 2005, which have also been incorporated by reference into the Registration Statement.

New York, New York

December 23, 2005